UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2005

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-58246	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2005, Hythiam, Inc. and its wholly-owned subsidiary, Hythiam International (Cayman) Ltd., entered into an asset purchase agreement with Dr. Jacob Hiller to obtain the worldwide rights to his trade secret protocols for the treatment of nicotine and drug dependence, in exchange for a percentage of future net profits from exploitation of the protocols. In addition, as part of the company's European expansion strategy, Hythiam International (Cayman) Ltd. purchased the operating assets of Dr. Hiller’s clinic in Valencia, Spain, and its wholly-owned subsidiary, Hythiam International Sàrl, is taking over the clinic operations and is engaging Dr. Hiller as a consultant. There is no material relationship between the registrant or its affiliates and Dr. Hiller, other than in respect of the agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

June 23, 2005	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer